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                                                                     Exhibit 4.3









                                     BY LAWS
                                       OF
                               ENESCO GROUP, INC.

                          BY-LAWS OF ENESCO GROUP, INC.

                                TABLE OF CONTENTS

ARTICLE                                                                                                          PAGE
ARTICLE I OFFICES.................................................................................................1
   SEC. 1.     Principal Office...................................................................................1
   SEC. 2.     Other Offices......................................................................................1
ARTICLE II MEETINGS OF SHAREHOLDERS...............................................................................1
   SEC. 1.     Place of Meetings..................................................................................1
   SEC. 2.     Quorum and Manner of Acting........................................................................1
   SEC. 3.     Annual Meetings....................................................................................1
   SEC. 4.     Special Meetings...................................................................................1
   SEC. 5.     Notices............................................................................................1
   SEC. 6.     Adjournments.......................................................................................2
ARTICLE III DIRECTORS.............................................................................................2
   SEC. 1.     Number; Qualifications.............................................................................2
   SEC. 2.     Annual Meetings....................................................................................2
   SEC. 3.     Regular Meetings...................................................................................2
   SEC. 4.     Special Meetings...................................................................................2
   SEC. 5.     Waiver of Notice...................................................................................2
   SEC. 6.     Quorum.............................................................................................2
   SEC. 7.     Action without Meeting.............................................................................3
   SEC. 8.     Powers.............................................................................................3
   SEC. 9.     Execution of Corporation Documents and Instruments.................................................3
   SEC. 10.       Committees of the Board of Directors............................................................3
   SEC. 11.       Remuneration of Outside Directors...............................................................3
ARTICLE IV OFFICERS...............................................................................................3
   SEC. 1.     Election of Officers...............................................................................3
   SEC. 2.     Terms of Office....................................................................................3
   SEC. 3.     Compensation of Officers, Employees and Agents.....................................................4
   SEC. 4.     Vacancies..........................................................................................4
      CHAIRMAN OF THE BOARD.......................................................................................4
   SEC. 5.     Chairman...........................................................................................4
   SEC. 6.     Office of the Chairman.............................................................................4
      PRESIDENT...................................................................................................4
   SEC. 7.     President..........................................................................................4
   SEC. 8.     Powers of the President............................................................................4
      VICE PRESIDENTS.............................................................................................5
   SEC. 9.     Powers of the Vice Presidents......................................................................5
      TREASURER...................................................................................................5
   SEC. 10.       Duties of the Treasurer.........................................................................5
   SEC. 11.       Execution of Documents..........................................................................5
   SEC. 12.       Stock Transfer Records..........................................................................5
   SEC. 13.       Additional Powers...............................................................................5
      ASSISTANT TREASURERS........................................................................................5

   SEC. 14.       Assistant Treasurers............................................................................5
      SECRETARY...................................................................................................5
   SEC. 15.       Secretary.......................................................................................5
      ASSISTANT SECRETARIES.......................................................................................6
   SEC. 16.       Assistant Secretary.............................................................................6
      BONDS.......................................................................................................6
   SEC. 17.       Bonds...........................................................................................6
ARTICLE V INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS............................................6
   SEC. 1.     Indemnification in General.........................................................................6
   SEC. 2.     Indemnification of Litigant........................................................................6
   SEC. 3.     Payment of Expenses................................................................................7
   SEC. 4.     Determination of Conduct...........................................................................7
   SEC. 5.     Advance of expenses................................................................................7
   SEC. 6.     Non-exclusivity....................................................................................7
   SEC. 7.     Right to acquire insurance.........................................................................8
   SEC. 8.     Notice to shareholders.............................................................................8
   SEC. 9.     References to the "Corporation"....................................................................8
   SEC. 10.       Miscellaneous Definitions.......................................................................8
ARTICLE VI STOCK..................................................................................................9
   SEC. 1.     Holders to be Recognized...........................................................................9
   SEC. 2.     Form of Stock Certificates.........................................................................9
   SEC. 3.     Replacement of Certificates Lost, Etc..............................................................9
   SEC. 4.     Fixing Date for Determination of Shareholders of Record............................................9
   SEC. 5.     Restrictions on Transfer...........................................................................9
ARTICLE VII SEAL AND FISCAL YEAR..................................................................................9
   SEC. 1.     Seal...............................................................................................9
   SEC. 2.     Fiscal Year........................................................................................9
ARTICLE VIII AMENDMENT OF BY-LAWS................................................................................10
   SEC. 1.     Amendment by Shareholders.........................................................................10
   SEC. 2.     Amendment by Board of Directors...................................................................10

                                   ARTICLE I

                                     OFFICES

SEC. 1. Principal Office. The location of the principal office of the Corporation in the State of Illinois shall be in the City of Itasca, unless such location shall at any tine be changed as permitted by law.

SEC. 2. Other Offices. The Corporation may also have offices in such other places within and without the State of Illinois as the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

SEC. 1. Place of Meetings. Meetings of the shareholders of the Corporation shall be held anywhere within the United States, as determined by the Board of Directors of the Corporation, as permitted by the provisions of the Illinois Business Corporation Act.

SEC. 2. Quorum and Manner of Acting. A majority of the votes of the shares entitled to vote on the matters to be presented, which is represented by the holders thereof, either in person or by proxy, shall be a quorum at any meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the votes of shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders, unless a greater number of votes or voting by classes is required by the Illinois Business Corporation Act of 1983, as amended, or the Articles of Incorporation.

SEC. 3. Annual Meetings. The annual meeting of the shareholders shall be held on such date and at such time as the Board of Directors shall establish by resolution. In the absence of resolution of the Board, the annual meeting shall be held on the third Thursday of May in each year at 10:00 A.M.. At each annual meeting the shareholders entitled to vote thereat on the matter shall elect the class of Directors whose term of office is expiring, in accordance with the provisions of Article 7B of the Articles of Incorporation of the Corporation, as amended. At each annual meeting the shareholders entitled to vote thereat on the matter shall have placed before them for ratification the name of the Auditor appointed by the Board of Directors in accordance with law.

SEC. 4. Special Meetings. Special meetings of shareholders may be called by the President, or by the Board of Directors, or by the holders of not less than 20% of the outstanding shares entitled to vote on the matter for which the meeting is to be called.


SEC. 5. Notices. Written notice of any meeting of shareholders, stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than 20 nor more than 60 days before the date of the meeting, either


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

personally or by mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting to each shareholder of record entitled to vote on any of the matters to be presented at his or her address as the same appears on the records of the Corporation.

SEC. 6. Adjournments. Any meeting of the shareholders may be adjourned to any other time and place by the shareholders present or represented by proxy at the meeting and entitled to vote on the matters to be presented, although less than a quorum, and it shall not be necessary to notify any shareholder of any such adjournment. Any business which could have been transacted at any meeting of shareholders as originally called may be transacted at any such adjournment thereof.

                                  ARTICLE III

                                    DIRECTORS

SEC. 1. Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than nine nor more than fourteen, the exact number of directors to be determined from time to time by resolution adopted by the affirmative role of a majority of the entire Board of Directors. Each Director shall be a voting shareholder or shall become such prior to acting as a director.

SEC. 2. Annual Meetings. Following each annual meeting of shareholders and at the place thereof, if a quorum of the Board of Directors is present thereat, the annual meeting of the Board of Directors shall proceed thereafter without notice; but if a quorum of the Board is not present thereat, or, if present, does not so proceed to hold such meeting, the annual meeting of such Board shall be called in the manner hereinafter provided with respect to the call of a special meeting of the Board.

SEC. 3. Regular Meetings. Regular meetings of the Board of Directors may be held at such times and places within or without the State of Illinois as shall from time to time be fixed by the Board, and no notice need be given of regular meetings held at times and places so fixed.

SEC. 4. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President, and the Secretary or an Assistant Secretary shall give notice of any special meeting so called to all Directors stating the time and place within or without the State of Illinois, and such notice shall be sufficient if given either (i) by mailing the same postage prepaid forty-eight hours before the date of the meeting addressed to each Director at his usual place of business or residence, or (ii) by delivery thereof in hand or by telegram dispatched prepaid not less than twenty-four hours before the date of the meeting, or (iii) orally or by telephone not less than twenty four hours before the date of the meeting.

SEC. 5. Waiver of Notice. Any requirement of notice of any meeting of the Board of Directors shall be deemed satisfied as to any Director who waives the same or whose attendance at such meeting constitutes a waiver under the law.

SEC. 6. Quorum. A majority of the Board of Directors in office shall constitute a quorum for the transaction of business, and a meeting of the Board, whether a quorum be present or not, may be adjourned by those present without the necessity of notifying any Director of any such adjournment. Any business which could legally be transacted at any meeting of the Board of Directors may be transacted at any adjournment thereof without any new notification.

SEC. 7. Action without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all Directors consent in writing to such action. Such written consent, setting forth the action taken, shall be filed by the Secretary with the minutes of the Board of Directors.

SEC. 8. Powers. The Board of Directors shall manage the business of the Corporation and shall have all the powers of the Corporation, except such as by law, the Articles of Incorporation or by the By-Laws of the Corporation are conferred upon or reserved to the shareholders.

SEC. 9. Execution of Corporation Documents and Instruments. The Board of Directors shall designate the persons, in addition to those specifically authorized elsewhere in these By-Laws, who shall be empowered on behalf of the Corporation to sign checks, contracts, bids, deeds, releases, securities devices, notes and other documents and instruments of the Corporation, as well as the terms and conditions, if any, of such signing.

SEC. 10. Committees of the Board of Directors. The Board of Directors may establish such committees, including an Executive Committee, consisting of two or more members elected by it from among its number as it deems advisable in the conduct of the business of the Corporation and may delegate such functions and duties to such committees from time to time as may be permitted by law.

SEC. 11. Remuneration of Outside Directors. Any Director who is entitled to compensation from the Corporation as an officer or employee thereof shall not receive any additional compensation for his services as a director. The Board of Directors may provide for remuneration of all other Directors in such amounts and in such manner as the Board may from time to time deem advisable.

                                   ARTICLE IV

                                    OFFICERS

SEC. 1. Election of Officers. The Officers of the Corporation shall be elected by the Directors and shall include a President, a Treasurer, and a Secretary, and, when deemed desirable by the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries and such other officers as the Board of Directors may, from time to time, deem necessary or advisable for the management of the affairs of the Corporation. The President, Treasurer and Secretary shall be elected at the Annual Meeting of Directors. All other officers may be elected at such annual meeting or at any regular or special meeting of the Board of Directors.

SEC. 2. Terms of Office. The President, the Treasurer and the Secretary shall (unless sooner removed in accordance with law) hold office until the next annual meeting of the Board of Directors and until their respective successors are elected. All other officers shall (unless


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sooner removed in accordance with law) hold their respective offices until the next annual meeting and the election of the first mentioned officers thereat.

SEC. 3. Compensation of Officers, Employees and Agents. The officers, employees and agents of the Corporation shall receive such compensation and upon such terms as the Board of Directors may from time to time determine. The determination of such compensation may be delegated by the Board of Directors to
(i) a Compensation Committee composed of members of the Board who are elected to that Committee by it or appointed under is authorization except that the determination of the compensation of the members of the Compensation Committee cannot be delegated to that Committee, and (ii) to such other individuals or committees to the extent and in the manner permitted by the law.

SEC. 4. Vacancies. If any corporate office specified in this Article becomes vacant for any reason, including resignation, the Board of Directors may elect a successor who shall hold office for the unexpired term unless sooner removed in accordance with law.

CHAIRMAN OF THE BOARD

SEC. 5. Chairman. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors. The Chairman of the Board shall have the power, on behalf of the Corporation, to sign contracts, deeds and releases and, with the Treasurer or Assistant Treasurer, to sign or endorse security devices, notes, and, when authorized by the Board of Directors, to sign or endorse such other documents and instruments as the Board of Directors may specify. The Chairman of the Board shall also have such additional powers and duties as the Board of Directors may from time to time assign him.

SEC. 6. Office of the Chairman In the event there is a vacancy in the office(s) of the Chief Executive Officer and President, such duties shall be carried out by the office of the Chairman, which shall be comprised of the Chairman of the Board of Directors and such other member(s) from the Board of Directors and executive officer(s) as determined by the Board of Directors in its sole discretion, until such time as a new Chief Executive Officer and President is elected.

PRESIDENT

SEC. 7. President. In the absence or disability of the Chairman of the Board or at his request, or if his office be vacant, the President shall preside at all meetings of the shareholders and of the Board of Directors.

SEC. 8. Powers of the President. The president shall have the power on behalf of the Corporation (i) to sign contracts, deeds and releases and (ii) with the Treasurer or Assistant Treasurer, to sign or endorse certificates of stock, security devices, notes, and (iii) when authorized by the Board of Directors, to sign or endorse such other documents and instruments as the Board of Directors may specify. The President shall have also such additional powers and duties as the Board of Directors may from time to time assign to him.


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


VICE PRESIDENTS

SEC. 9. Powers of the Vice Presidents. Each of the Vice-Presidents shall bear such title and shall have such powers and duties as may be assigned to him from time to time by the Board of Directors.

TREASURER

SEC. 10. Duties of the Treasurer. The Treasurer shall have the custody of the money, funds and securities of the Corporation and shall have charge of its books and keeping of its accounts. He shall make financial and accounting reports to the Board of Directors at least quarterly and more often when requested by it, and shall make a report at the annual meeting of shareholders. He shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated from time to time by the Board of Directors.

SEC. 11. Execution of Documents. The Treasurer shall, with the President or a duly authorized Vice President, sign all certificates of shares, and, with the Chairman of the Board or the President or a duly authorized Vice President, sign or endorse security devices and notes and, when authorized by the Board of Directors, sign or endorse such other documents and instruments as the Board may specify.

SEC. 12. Stock Transfer Records. The Treasurer shall also keep books for the recording of shares and transfers thereof and the names and addresses of shareholders and shall be transfer agent of the Corporation for the transfer of all certificates of shares; provided that, the Board of Directors may, with respect to the transfer of shares of any class of the capital stock of the Corporation, appoint any other person or corporation to act as transfer agent, and, when the Board deems it desirable, any person or corporation, to act as registrar thereof.

SEC. 13. Additional Powers. The Treasurer also shall have such additional powers anal duties as may be assigned to him from time to time by the Board of Directors.

ASSISTANT TREASURERS

SEC. 14. Assistant Treasurers. In the absence or disability of the Treasurer, or if his office be vacant, the Assistant Treasurers, in the order of the seniority of their election, shall have the powers and duties appertaining to the office of Treasurer set forth in Sections 10 and 12 above and when duly authorized by the Board of Directors shall perform all or any part of the duties set forth in Sections 11 and 13 above. In addition to the foregoing, each of the Assistant Treasurers shall have such other powers and duties as may be assigned to him from time to time by the Board of Directors.

SECRETARY

SEC. 15. Secretary. The Secretary shall attend all meetings of the Board of Directors and the Executive Committee and shall record all votes and minutes of all proceedings thereat in


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

books to be kept for that purpose. When required by law or these By Laws, proper notice of meetings of the Board of Directors and the shareholders shall be given by him. In addition to the foregoing, the Secretary shall have such other powers and duties as may be assigned to him from time to time by the Board of Directors.

ASSISTANT SECRETARIES

SEC. 16. Assistant Secretary. In the absence or disability of the Secretary or at his request, or if his office be vacant, the Assistant Secretaries, in the order of the seniority of their elections, shall perform the duties herein assigned to the Secretary. In addition to the foregoing, each Assistant Secretary shall have such other powers and duties as may be assigned to him from time to time by the Board of Directors.

BONDS

SEC. 17. Bonds. Any officer of the Corporation may be required to give a bond for the faithful performance of his duties in such form and with such sureties as the Board of Directors may direct.

                                   ARTICLE V

                          INDEMNIFICATION OF OFFICERS,
                         DIRECTORS, EMPLOYEES AND AGENTS

SEC. 1. Indemnification in General. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment or settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, or with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

SEC. 2. Indemnification of Litigant. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such persons shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

SEC. 3. Payment of Expenses. To the extent that a director, officer, employee, or agent of the Corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article V, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation.

SEC. 4. Determination of Conduct. Any indemnification under Sections 1 and 2 of this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case, upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article V. Such determination shall be made with respect to a person who is a director or officer of the Corporation at the time of the determination by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or, if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or, by the shareholders.

SEC. 5. Advance of expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article V. Such expenses (including attorneys fees) incurred by former directors and officers or other employees and agents may be so paid on such terms and conditions, if any, as the Corporation deems appropriate.

SEC. 6. Non-exclusivity. The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any contract, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SEC. 7. Right to acquire insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

SEC. 8. Notice to shareholders. If the Corporation has paid indemnity or has advanced expenses to a director, officer, employee or agent, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

SEC. 9. References to the "Corporation". For purposes of this Article, references to "the Corporation" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
Article V with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

SEC. 10. Miscellaneous Definitions. For purposes of this Article V, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" as referred to this Article V.

                                   ARTICLE VI

                                      STOCK

SEC. 1. Holders to be Recognized. The Corporation shall be entitled to treat the record holder of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person except as may be otherwise expressly provided by law.

SEC. 2. Form of Stock Certificates. All certificates of stock shall be in such form and contain such information as shall be required by law and be signed, either manually or by facsimile, as hereinbefore provided.

SEC. 3. Replacement of Certificates Lost, Etc. In case of the alleged loss, destruction, mutilation, or wrongful taking of a certificate of stock, a new certificate may be issued in place thereof, upon such terms and conditions as the Board of Directors may prescribe.

SEC. 4. Fixing Date for Determination of Shareholders of Record. The Board of Directors may fix in advance a time, which shall be not more than 60 days before the date of any meeting of shareholders or the date for the payment of any dividend or the making of any distribution to shareholders or the last day on which the consent or dissent of shareholders may he effectively expressed for any purpose, nor less than 10 days, in the case of meeting of shareholders or, in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of shares, not less than 20 days, as the record date for determining the shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date; or without fixing such record date the Board of Directors may for any of such purposes close the transfer books for all or any part of such period.

SEC. 5. Restrictions on Transfer. The Board of Directors may impose restrictions on transfer of securities of the Corporation pursuant to the Rights Agreement dated as of September 7, 1988 by and between the Corporation and The Connecticut Bank and Trust Company, N.A. (East Hartford, Connecticut), as and to the extent required by such Rights Agreement, as amended from time to time.


                                  ARTICLE VII

                              SEAL AND FISCAL YEAR

SEC. 1. Seal. The seal of the Corporation shall have inscribed thereon the name of the Corporation. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed to any document.

SEC. 2. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year and end on the thirty-first day of December.


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

                                  ARTICLE VIII

                              AMENDMENT OF BY-LAWS

SEC. 1. Amendment by Shareholders. Any of these By-Laws may be added to, altered, amended or repealed by the shareholders of the Corporation entitled to vote on the matter at any annual or special meeting of shareholders. The nature or substance of the proposed addition, alteration, amendment or repeal shall be stated in the notice of the meeting.

SEC. 2. Amendment by Board of Directors. The Board of Directors shall also have the power to make, amend or repeal the By-Laws of the Corporation in whole or in part subject to amendment or repeal by shareholders as provided by law.




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